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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement of Form S-1 of our reports dated February 18, 2000, except as to Note 12 which is as of March 7, 2000, relating to the financial statements and financial statement schedules of Skystream Networks Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

San Jose, California
March 7, 2000